Exhibit 9(b)

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LAW AND REGUATION DEPARTMENT
                               3100 Sanders Road,
                         J5B Northbrook, Illinois 60062
                        Direct Dial Number (847) 402-2400
                            Facsimile (847) 402-3781

Michael J. Velotta
Vice President, Secretary and General Counsel

                                February 12, 2002

TO:      ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
         FARMINGVILLE, NY 11738

FROM:    MICAEL J. VELOTTA
         VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE: FORM N-4 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940 FILE NOS. 333-61698, 811-07467

With reference to the Registration Statement on Form N-4 filed by Allstate Life Insurance Company of New York (the "Company), as depositor, and Allstate Life of New York Separate Account A, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

         1. The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business and to issue Contracts by the Director of Insurance of the State of New York.

         2. The securities registered by the above Registration Statement when issued in the manner contemplated by the Registration Statement, are valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

Sincerely,

/s/ MICHAEL J. VELOTTA
Michael J. Velotta
Vice President, Secretary and General Counsel